As filed with the Securities and Exchange Commission on May 20, 2016

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

HEARTLAND FINANCIAL USA, INC.
(Exact name of registrant as specified in its charter)
_______________

Delaware (State or other jurisdiction of incorporation or organization)	42-1405748 (I.R.S. Employer Identification No.)
_______________

1398 Central Avenue
Dubuque, Iowa 52001
(Address of principal executive offices) (Zip code)
_______________

Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan, As Amended And Restated
Heartland Financial USA, Inc. 2016 Employee Stock Purchase Plan
(Full title of the plans)
_______________

Bryan R. McKeag
Executive Vice President and Chief Financial Officer
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(Name and address of agent for service)
_______________

(563) 589-2100
(Telephone number, including area code, of agent for service)
_______________

With copies to:

Michael J. Coyle Executive Vice President, Senior General Counsel and Corporate Secretary Heartland Financial USA, Inc. 1398 Central Avenue Dubuque, Iowa 52001 (563) 589-2100	Jay L. Swanson Dorsey & Whitney LLP 50 South Sixth Street, Suite 1500 Minneapolis, Minnesota 55402 (612) 340-2600
_______________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated file ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

_______________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $1.00 per share) (1)	900,000 shares(2)	$33.23(3)	$29,907,000.00(3)	$3,011.63

(1)    Also includes rights to purchase shares of Series A Junior Participating Preferred Stock, $1.00 par value (the “Preferred Stock Purchase Rights”), which are attached to all shares of Common Stock. Until the occurrence of certain prescribed events, the Preferred Stock Purchase Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferrable only along with the Common Stock. The value attributable to the Preferred Stock Purchase Rights, if any, is reflected in the value of the Common Stock.

(2)    Includes (a) 400,000 shares of Common Stock that may be issued pursuant to the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan, as Amended and Restated, and (b) 500,000 shares of Common Stock that may be offered or sold pursuant to the Heartland Financial USA, Inc. 2016 Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Common Stock that may be offered or issued under with such plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)    Calculated solely for the purpose of this offering in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for a share of Common Stock as reported on the NASDAQ Global Stock Market on May 17, 2016.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS

The document containing information specified by Part I of this registration statement will be sent or given to participants in the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan, as Amended and Restated, and the Heartland Financial USA, Inc. 2016 Employee Stock Purchase Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document is not being filed with the SEC but constitutes (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which have been filed by Heartland Financial USA, Inc. (“Heartland”) with the SEC, are incorporated by reference in this registration statement:

(a)	Heartland’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2015;

(b)	Heartland’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2016;

(c)	Heartland’s Current Report on Form 8‑K filed on May 20, 2016; and

(d)
the description of Heartland’s Common Stock contained in any registration statement or report filed by Heartland under the Securities Act or in any report filed by Heartland under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by Heartland pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.

Not applicable.
Item 6.    Indemnification of Directors and Officers.

Heartland is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DCGL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney’s fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.
Article IX of Heartland’s Certificate of Incorporation, as Amended and Restated (the “Certificate of Incorporation”) provides that any director or officer of Heartland, and each person who serves at the request of Heartland as a director, officer or partner of another enterprise, shall be indemnified in accordance with, and to the fullest extent authorized by, the DGCL.
Article VIII of Heartland’s Bylaws provides that Heartland is required to indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary. Article VIII of the Bylaws also provides that Heartland may advance expenses to its directors and officers as incurred in connection with proceedings against them for which they may be indemnified.
Heartland also carries directors’ and officers’ liability insurance.
Article X of the Certificate of Incorporation provides that, to the full extent permitted by the DGCL, a director of Heartland shall not be liable to Heartland or its stockholders for monetary damages for breach of fiduciary duty as a director.
Item 7.    Exemption from Registration Claimed.

Not applicable.
Item 8.    Exhibits.

4.1
Restated Certificate of Incorporation of Heartland Financial USA, Inc. and Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10‑Q filed on November 7, 2008).

4.2	Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10‑Q filed on August 10, 2009).
4.3	Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10‑Q filed on August 6, 2015).
4.4
Certificate of Designation of 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D, (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8‑K filed on February 11, 2016).

4.5	Bylaws of Heartland Financial USA, Inc. (incorporated by reference to Exhibits 3.2 to the registrant’s Annual Report on Form 10‑K filed on March 15, 2004).
4.6
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S‑4 (File No. 33‑76228) filed on May 4, 1994).

4.7
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D (incorporated by reference to Exhibit 4.4 to the registrant’s Annual Report on Form 10‑K filed on March 11, 2016).

4.8
Rights Agreement, dated as of January 17, 2012, between Heartland Financial USA, Inc. and Dubuque Bank and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the registrant’s Form 8‑A filed on May 17, 2012).

5.1*	Opinion of Dorsey & Whitney LLP.
10.1	Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8‑K filed on May 20, 2016).
10.2	Heartland Financial USA, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8‑K filed on May 20, 2016.
23.1*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP.
24.1*	Power of Attorney.
* Filed herewith

Item 9.    Undertakings.

(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on May 20, 2016.

HEARTLAND FINANCIAL USA, INC.

By:	/s/ Lynn B. Fuller
Lynn B. Fuller
Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 20, 2016.
Signature and Title

/s/ Lynn B. Fuller	/s/ Bryan R. McKeag
Lynn B. Fuller	Bryan R. McKeag
Chairman, Chief Executive Officer and Director (principal executive officer)	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Janet M. Quick
Janet M. Quick
Executive Vice President and Deputy Chief Financial Officer (principal accounting officer)

*	*
James F. Conlon, Director	R. Mike McCoy, Director

*	*
John W. Cox, Jr., Director	Kurt M. Saylor, Director

*	*
Mark C. Falb, Director	John K. Schmidt, Director

*	*
Thomas L. Flynn, Director	Duane E. White, Director

*
Michael J. Coyle, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the registrant pursuant to powers of attorney duly executed by such persons.

Dated:	May 20, 2016	By:	/s/ Michael J. Coyle
Michael J. Coyle Attorney-In-Fact Executive Vice President, Senior General Counsel and Corporate Secretary

EXHIBIT INDEX

4.1
Restated Certificate of Incorporation of Heartland Financial USA, Inc. and Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10‑Q filed on November 7, 2008).

4.2	Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10‑Q filed on August 10, 2009).
4.3	Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10‑Q filed on August 6, 2015).
4.4
Certificate of Designation of 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D, (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8‑K filed on February 11, 2016).

4.5	Bylaws of Heartland Financial USA, Inc. (incorporated by reference to Exhibits 3.2 to the registrant’s Annual Report on Form 10‑K filed on March 15, 2004).
4.6
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S‑4 (File No. 33‑76228) filed on May 4, 1994).

4.7
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D (incorporated by reference to Exhibit 4.4 to the registrant’s Annual Report on Form 10‑K filed on March 11, 2016).

4.8
Rights Agreement, dated as of January 17, 2012, between Heartland Financial USA, Inc. and Dubuque Bank and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the registrant’s Form 8‑A filed on May 17, 2012).

5.1*	Opinion of Dorsey & Whitney LLP.
10.1	Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8‑K filed on May 20, 2016).
10.2	Heartland Financial USA, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the registrant's Current Report on Form 8‑K filed on May 20, 2016.
23.1*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP.
24.1*	Power of Attorney.
* Filed herewith